UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 27, 2005

MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-24412	42-1421406

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

101 Second Street SE, Suite 800, Cedar Rapids, Iowa	52401
(Address of Principal Executive Offices)	(Zip Code)

(319) 363-8249
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Item 3.02 Unregistered Sales of Equity Securities.

        As discussed in the Registrant’s Current Report on Form 8-K filed with the Commission on July 25, 2005, the Registrant, on July 20, 2005, entered into an Amended and Restated Convertible Note and Security Agreement (the “Note”) with the Chairman of the Registrant’s Board of Directors, Geoffrey T. Woolley.

        Mr. Woolley has elected to convert all debt owed by the Registrant under the Note into shares of the Registrant’s common stock effective July 25, 2005. Accordingly, upon the Registrant’s provision of documentation required by the Registrant’s transfer agent, the Registrant will issue to Mr. Woolley 135,366 shares of its common stock in conversion of the outstanding balance of $338,415.90 and the convertible debt obligation will be cancelled. The number of shares issued is approximately 5.5% of the Registrant’s issued and outstanding common stock after giving effect to issuing the additional shares. The common stock issued to Mr. Woolley will be restricted as required by applicable securities laws.

        The Registrant’s issuance of its common stock to Mr. Woolley is exempted from registration under the Securities Act of 1933 under section 4(2) of such Act, as the issuance is not part of any public offering.

      Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1(1)	Amended and Restated Convertible Note and Security Agreement dated July 20, 2005 between MACC Private Equities Inc. and Geoffrey T. Woolley.

(1) Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on July 25, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date: July 27, 2005

MACC PRIVATE EQUITIES INC. By: /s/ David R. Schroder —————————————— David R. Schroder President and Secretary

Exhibit Index

Exhibit Number	Description

10.1(1)	Amended and Restated Convertible Note and Security Agreement dated July 20, 2005 between MACC Private Equities Inc. and Geoffrey T. Woolley.

(1)	Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on July 25, 2005.